Exhibit 99.1

Saga Communications, Inc. Reports 4th Quarter and Year End 2017 Results

Net Income increased $9.9 million for the Quarter and $36.5 million for the Year

GROSSE POINTE FARMS, Mich., March 6, 2018 /PRNewswire/ -- Saga Communications, Inc. (NYSE American: SGA) today reported net income increased $9.9 million for the quarter and $36.5 million for the year. The results for the quarter and the year were affected by the previously announced sale of the Company's television stations and purchase of radio stations in Charleston and Hilton Head, SC on September 1, 2017, the effect of the recently enacted Tax Cuts and Jobs Act, the previously reported sale of a tower in Norfolk, VA on July 22, 2016, the charge for impairment of intangible assets taken this quarter and the reduction in political revenue.

Net revenue increased 2.3% to $31.5 million for the quarter ended December 31, 2017. Operating Income decreased $433 thousand to $5.3 million when adjusted for the $1.5 million charge for impairment of intangible assets. Station operating expense increased 5.4% to $23.2 million (station operating expense includes depreciation and amortization attributable to the stations) primarily due to the acquisition of the Charleston and Hilton Head radio stations. Free cash flow was $6.3 million compared to $7.6 million last year. Same station net revenue decreased 4.2% to $29.5 million primarily due to a decrease in gross political revenue of $1.0 million and same station operating expense decreased 2.5% to $21.5 million for the quarter. Net income for the fourth quarter was $14.8 million ($2.51 per fully diluted share compared to $0.84 for the same period last year).

Net Revenue decreased 0.7% to $118.2 million for the twelve months ended December 31, 2017. Operating Income decreased $2.5 million to $18.7 million when adjusted for the $1.5 million charge for impairment of intangible assets in 2017 and the $1.4 million gain on the sale of the Norfolk tower in 2016. Station operating expense increased 1.1% to $87.8 million (station operating expense includes depreciation and amortization attributable to the stations) primarily due to the acquisition of the Charleston and Hilton Head radio stations. Free cash flow was $20.1 million compared to $24.5 million last year. Same station net revenue decreased 3.1% to $115.3 million primarily due to a decrease in gross political revenue of $2.3 million and same station operating expense decreased 1.7% to $85.3 million for the year. Net income for the year was $54.7 million ($9.27 per fully diluted share compared to $3.09 for the same period last year).

The Company had $53.0 million in cash on hand as of December 31, 2017 and $49.4 million as of March 5, 2018. The Company's total long term debt was $25 million as of December 31, 2017. Including the recently announced $0.30 per share dividend to be paid on March 30, 2018 the Company will have paid over $55 million in dividends since December 3, 2012.

Capital expenditures were $1.7 million in the fourth quarter compared to $0.7 million for the same period last year and $6.6 million for the twelve month period compared to $4.9 million last year. The Company expects to spend approximately $5.0 million to $6.0 million for capital expenditures during 2018.

Saga's 2017 4th Quarter and Year End conference call will be on Tuesday, March 6, 2018 at 11:00 a.m. EST. The dial-in number for the call is (612) 234-9959. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EST on March 6, 2018 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", "proforma", and discontinued operations information as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions in 2016 and 2017 occurred as of January 1, 2016.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 26 markets, including 75 FM and 33 AM radio stations and 64 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Twelve Months Ended
December 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Operating Results
Net operating revenue	$ 31,464	$ 30,747	$ 118,149	$ 118,955
Station operating expense	23,238	22,042	87,759	86,799
Corporate general and administrative	2,782	2,915	11,657	10,980
Other operating expense (income), net	124	37	55	(1,351)
Impairment of intangible assets	1,449	-	1,449	-
Operating income	3,871	5,753	17,229	22,527
Interest expense	212	196	903	744
Income from continuing operations, before tax	3,659	5,557	16,326	21,783
Income tax expense (benefit)	(11,200)	2,208	(5,920)	8,873
Income from continuing operations, net of tax	14,859	3,349	22,246	12,910
Income (loss) from discontinued operations, net of tax	(30)	1,588	32,471	5,276
Net income	$ 14,829	$ 4,937	$ 54,717	$ 18,186

Basic Earnings per share:
From continuing operations	$ 2.52	$ 0.57	$ 3.77	$ 2.20
From discontinued operations	(0.01)	0.27	$ 5.50	$ 0.90
Basic earnings per share	$ 2.51	$ 0.84	$ 9.27	$ 3.10

Diluted Earnings per share:
From continuing operations	$ 2.52	$ 0.57	$ 3.77	$ 2.19
From discontinued operations	(0.01)	0.27	$ 5.50	$ 0.90
Diluted earnings per share	$ 2.51	$ 0.84	$ 9.27	$ 3.09

Weighted average common shares	5,815	5,785	5,803	5,761
Weighted average common and common
equivalent shares	5,815	5,797	5,807	5,771

Free Cash Flow
Net income	$ 14,829	$ 4,937	$ 54,717	$ 18,186
Plus: Depreciation and amortization:
Station	1,749	1,440	5,962	5,555
Corporate	75	114	289	321
Discontinued operations	-	364	445	1,387
Deferred tax provision	(10,690)	995	(8,670)	3,160
Non-cash compensation	518	507	2,279	2,101
Other operating expense (income) from continuing operations	124	37	55	(1,351)
Other operating expense (income) from discontinued operations	-	(45)	31	(42)
Gain on the disposal of discontinued operations, net of tax	-	-	(29,902)	-
Impairment of intangible assets	1,449	-	1,449	-
Less: Capital expenditures from continuing operations	(1,521)	(535)	(6,246)	(3,967)
Capital expenditures from discontinued operations	(210)	(177)	(335)	(894)
Free cash flow	$ 6,323	$ 7,637	$ 20,074	$ 24,456

			December 31,
			2017	2016
Balance Sheet Data
Working capital			$ 55,269	$ 36,727
Net fixed assets			$ 56,235	$ 49,174
Net intangible assets and other assets			$ 116,360	$ 118,052
Total assets			$ 248,769	$ 219,998
Long-term debt			$ 25,000	$ 35,287
Stockholders' equity			$ 179,465	$ 134,982

Saga Communications, Inc.
Selected Supplemental Financial Data
For The Three and Twelve Months Ended
December 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017 (1)	2016	2017(1)	2016
Results of Discontinued Operations
Net operating revenue	$ -	$ 6,542	$ 14,238	$ 23,636
Station operating expense	30	3,936	9,757	14,743
Other operating (income) expense, net	-	(45)	31	(42)
Operating income (loss)	(30)	2,651	4,450	8,935
Interest expense	-	6	21	32
Income (loss) before income taxes	(30)	2,645	4,429	8,903
Pretax gain on the disposal of discontinued operations	-	-	50,842	-
Total pretax gain (loss) on discontinued operations	(30)	2,645	55,271	8,903
Income tax expense	-	1,057	22,800	3,627
Income (loss) from discontinued operations, net of tax	$ (30)	$ 1,588	$ 32,471	$ 5,276

(1)

Results of operations for the Television stations are reflected through August 31, 2017.  The effective date of the sale was September 1, 2017.  The three months ended December 31, 2017 activity was a result of additional expenses incurred after the sale of the television stations was completed.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
December 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016
Consolidated
Net operating revenue	$ 31,464	$ 30,747	$ 29,451	$ 30,747	$ 31,464	$ 32,796
Station operating expense	23,238	22,042	21,486	22,042	23,238	23,944
Corporate general and administrative	2,782	2,915	2,782	2,915	2,782	2,915
Other operating expense	124	37	124	37	124	37
Impairment of intangible assets	1,449	-	1,449	-	1,449	-
Operating income	3,871	5,753	$ 3,610	$ 5,753	3,871	5,900
Interest expense	212	196			212	196
Income from continuing operations, before tax	3,659	5,557			3,659	5,704
Income tax expense (benefit)	(11,200)	2,208			(11,200)	2,268
Income from continuing operations, net of tax	14,859	3,349			14,859	3,436
Income (loss) from discontinued operations, net of tax	(30)	1,588			(30)	1,588
Net income	$ 14,829	$ 4,937			$ 14,829	$ 5,024

Basic Earnings per share:
From continuing operations	$ 2.52	$ 0.57			$ 2.52	$ 0.58
From discontinued operations	(0.01)	0.27			(0.01)	0.27
Basic earnings per share	$ 2.51	$ 0.84			$ 2.51	$ 0.85

Diluted Earnings per share:
From continuing operations	$ 2.52	$ 0.57			$ 2.52	$ 0.58
From discontinued operations	(0.01)	0.27			(0.01)	0.27
Diluted earnings per share	$ 2.51	$ 0.84			$ 2.51	$ 0.85

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016
Depreciation and amortization
by segment
Radio Stations	$ 1,749	$ 1,440	$ 1,495	$ 1,440	$ 1,749	$ 1,676
Discontinued Operations	-	364	-	-	-	364
Corporate and Other	75	114	75	114	75	114
	$ 1,824	$ 1,918	$ 1,570	$ 1,554	$ 1,824	$ 2,154

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2016 and 2017 occurred as of January 1, 2016.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Twelve Months Ended
December 31, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016
Consolidated
Net operating revenue	$ 118,149	$ 118,955	$ 115,264	$ 118,955	$ 123,651	$ 126,789
Station operating expense	87,759	86,799	85,317	86,799	92,563	93,818
Corporate general and administrative	11,657	10,980	11,657	10,980	11,657	10,980
Other operating expense (income), net	55	(1,351)	55	(1,351)	55	(1,351)
Impairment of intangible assets	1,449	-	1,449	-	1,449	-
Operating income	17,229	22,527	$ 16,786	$ 22,527	17,927	23,342
Interest expense	903	744			903	744
Income from continuing operations, before tax	16,326	21,783			17,024	22,598
Income tax expense (benefit)	(5,920)	8,873			(5,634)	9,207
Income from continuing operations, net of tax	22,246	12,910			22,658	13,391
Income (loss) from discontinued operations, net of tax	32,471	5,276			32,471	3,688
Net income	$ 54,717	$ 18,186			$ 55,129	$ 17,079

Basic Earnings per share:
From continuing operations	$ 3.77	$ 2.20			$ 3.84	$ 2.28
From discontinued operations	5.50	0.90			5.50	0.90
Basic earnings per share	$ 9.27	$ 3.10			$ 9.34	$ 3.18

Diluted Earnings per share:
From continuing operations	$ 3.77	$ 2.19			$ 3.84	$ 2.28
From discontinued operations	5.50	0.90			5.50	0.90
Diluted earnings per share	$ 9.27	$ 3.09			$ 9.34	$ 3.18

	Actual		Same Station (1)		Pro Forma (2)
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016
Depreciation and amortization
by segment
Radio Stations	$ 5,962	$ 5,555	$ 5,629	$ 5,555	$ 6,616	$ 6,527
Discontinued Operations	445	1,387	-	-	445	1,387
Corporate and Other	289	321	289	321	289	321
	$ 6,696	$ 7,263	$ 5,918	$ 5,876	$ 7,350	$ 8,235

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2016 and 2017 occurred as of January 1, 2016.

Saga Communications, Inc.
Selected Supplemental Financial Data
December 31, 2017
(amounts in 000's except ratios)
(Unaudited)

	12 Months Ended	Add:	Less:	12 Months Ended
	December 31,	Proforma	Discontinued	December 31,
	2017	Acquisitions	Operations	2017
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 54,717	$ 412	$ 32,471	$ 22,658
Exclusions:
Gain (loss) on sale of assets from continuing operations	(55)	-	-	(55)
Gain (loss) on sale of assets from discontinued operations	(31)	-	(31)	-
Gain (loss) on sale of television stations	50,842	-	50,842	-
Impairment of Intangibles	(1,449)	-	-	(1,449)
Other	289	-	(18)	307
Total exclusions	49,596	-	50,793	(1,197)
Consolidated adjusted net income (1)	5,121	412	(18,322)	23,855
Plus: Interest expense	925	-	22	903
Income tax expense	16,880	286	22,800	(5,634)
Depreciation & amortization expense	6,696	654	445	6,905
Amortization of television syndicated programming contracts	418	-	418	-
Non-cash stock based compensation expense	2,279	-	-	2,279
Less: Cash television programming payments	(418)	-	(418)	-

Trailing twelve month consolidated EBITDA (1)	$ 31,901	1,352	4,945	$ 28,308

Total long-term debt, including current maturities				$ 25,000
Divided by trailing twelve month consolidated EBITDA (1)				28,308
Leverage ratio				0.88

(1) As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three and Twelve Months Ended
December 31, 2017 and 2016
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	December 31,	Entire Comparable	December 31,	December 31,	Entire Comparable	December 31,
	2017	Period	2017	2016	Period	2016
Consolidated
Net operating revenue	$ 31,464	$ (2,013)	$ 29,451	$ 30,747	$ -	$ 30,747
Station operating expense	23,238	(1,752)	21,486	22,042	-	22,042
Corporate general and administrative	2,782	-	2,782	2,915	-	2,915
Other operating expense	124	-	124	37	-	37
Impairment of intangible assets	1,449	-	1,449	-	-	-
Operating income	$ 3,871	$ (261)	$ 3,610	$ 5,753	$ -	$ 5,753

Depreciation and amortization	$ 1,824	$ (254)	$ 1,570	$ 1,918	$ (364)	$ 1,554

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Twelve Months	and Dispositions	Twelve Months	Twelve Months	and Dispositions	Twelve Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	December 31,	Entire Comparable	December 31,	December 31,	Entire Comparable	December 31,
	2017	Period	2017	2016	Period	2016
Consolidated
Net operating revenue	$ 118,149	$ (2,885)	$ 115,264	$ 118,955	$ -	$ 118,955
Station operating expense	87,759	(2,442)	85,317	86,799	-	86,799
Corporate general and administrative	11,657	-	11,657	10,980	-	10,980
Other operating (income) expense	55	-	55	(1,351)	-	(1,351)
Impairment of intangible assets	1,449	-	1,449	-	-	-
Operating income	$ 17,229	$ (443)	$ 16,786	$ 22,527	$ -	$ 22,527

Depreciation and amortization	$ 6,696	$ (778)	$ 5,918	$ 7,263	$ (1,387)	$ 5,876

CONTACT: Samuel D. Bush, 313/886-7070